Exhibit 5.1
KIRKLAND & ELLIS LLP AND AFFILIATED PARTNERSHIPS
601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

July 12, 2024
Chewy, Inc.
7700 West Sunrise Boulevard
Plantation, Florida 33322
Ladies and Gentlemen:
We are issuing this opinion in our capacity as special legal counsel to Chewy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) covering the offering of up to 91,410,000 shares of Class A common stock, par value $0.01 per share, of the Company (the “Plan Shares”) pursuant to the Chewy, Inc. 2024 Omnibus Incentive Plan, as amended (the “Plan”).
In connection therewith, we have examined such documents, records, certificates, resolutions and other instruments as we have considered necessary or advisable for purposes of this opinion letter, including (i) the organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company, (ii) minutes and records of the corporate proceedings of the Company, including certain resolutions adopted by the board of directors of the Company, (iii) the Plan and (iv) the Registration Statement and the exhibits thereto.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures, the authority of all persons signing all documents submitted to us on behalf of the parties thereto (other than the Company), that all information contained in all documents reviewed by us is true, correct and complete, and that the Plan Shares will be issued in accordance with the terms of the Plan. As to any facts material to the opinions expressed here which we have not independently established or verified, we have relied upon statements and representation of officers and other representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein, we advise you that the Plan Shares are duly authorized and when the Registration Statement becomes effective under the Act, and the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plan, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Plan Shares will be validly issued, fully paid and non-assessable.
Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

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Exhibit 5.1
KIRKLAND & ELLIS LLP
July 12, 2024 Page 2

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Plan Shares by at least the number of Plan Shares and we have assumed that such condition will remain true at all future times relevant to this opinion.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof. This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.
                        Sincerely,
/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP